EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOIJNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-138166 on Form S-1 of our report dated March 21, 2007, relating to the 2006 and 2005 consolidated financial statements of China Security & Surveillance Technology, Inc. and subsidiaries, and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

GHP HORWATH, P.C.
Denver, Colorado
May 4, 2007